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                                                           EXHIBIT 4.1


                         REVOLVING CREDIT NOTE

$102,100,047.22                                           June 5, 1998


                  FOR VALUE RECEIVED, the undersigned THE COCA-COLA BOTTLING GROUP (SOUTHWEST), INC., a Nevada corporation (the "Company") promises to pay at the earlier of demand or maturity as set forth below to the order of COCA-COLA ENTERPRISES INC., a Delaware corporation (hereinafter "Payee"; Payee or any subsequent holder(s) hereof being hereinafter referred to as "Holder") at 2500 Windy Ridge Parkway, Atlanta, Georgia 30339, or at such other place as the Holder may from time to time designate in writing, in lawful money of the United States of America, the principal sum of One Hundred Two Million One Hundred Thousand Forty-Seven and 22/100 Dollars ($102,100,074.22) or so much thereof as may have been advanced hereunder and remain outstanding, together with interest on the outstanding principal sum at the annual rate of six percent (6%).

                  Interest shall be compounded monthly and shall be paid on the last day of the fiscal year, commencing December 31, 1998, and on the last day of each fiscal year thereafter. Interest shall be computed on the basis of a 360-day year for the actual number of days involved and on the weighted daily average amount outstanding hereunder.

                  The entire outstanding principal balance, together with all accrued but unpaid interest and all other sums owing hereunder shall be due and payable in full at the demand of Holder or, if no demand has been made, on June 5, 2008. All payments hereon shall be credited first to accrued interest, next to any other sums due hereunder, and the remainder to the unpaid principal balance, until all sums hereunder have been paid in full. The Company shall have the right to prepay this Note at any time, without premium or penalty.

                  Within the limits of the principal sum set forth above, and subject to the terms and conditions set forth in this instrument, the Company may borrow, repay and reborrow under the terms of this instrument; provided, however, that the Company may neither borrow nor reborrow should an Event of Default, as defined herein, have occurred. The Company shall give the Holder five days' notice of any borrowings permitted hereunder.

                  Any one or more of the following such constitute an "Event of Default" hereunder:

                           (a) The  Company  fails to pay when due any
         payment of principal or interest on the Note or any other sum payable hereunder within five days after notice thereof to the Company by the Holder, such notice to be in writing and
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         delivered  to  the  address  for  notices  specified  on  the signature page of this Note, or to such other address as the Company may specify in a written notice personally delivered to the chief financial officer of the Holder.

                           (b)  Coca-Cola  Enterprises  Inc. ceases to
         own,   directly  or   indirectly,   all  of  the  issued  and
         outstanding   capital   stock   of  the   Company   and   its
         Subsidiaries; or

                           (c)  substantially all of the assets of the
         Company or of any Subsidiary shall have been transferred to any entity other than Coca-Cola Enterprises Inc. or a Subsidiary.

                  As used herein, a "Subsidiary" of the Company or of Coca-Cola Enterprises Inc. is any entity of which more than 50% of the total voting power of all outstanding shares, interests, participations, rights or other equivalents, however designated, entitled to elect the directors of other management of such entity is owned of record, directly or beneficially, by (as the case may be):
(i) the Company or Coca-Cola Enterprises Inc.; or (ii) a Subsidiary of the Company or Coca-Cola Enterprises Inc.; or (iii) the Company and one or more of its Subsidiaries, or Coca-Cola Enterprises Inc. and one or more of its Subsidiaries.

                  Upon the occurrence of an Event of Default, the Holder of this Note may elect to mature this Note in its entirety, including principal and interest then accrued, whereupon, without notice, presentation or demand, all of the same shall at once become due and payable. The Company agrees to pay all costs of collection, including, but not limited to, reasonable attorney's fees and court costs incurred by the Holder as a result of the Event of Default.

                  This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Georgia.

                  Presentment for payment, demand, protest and notice of demand, protest and nonpayment and all other notices other than as set forth herein are hereby waived by the Company. No course of dealing between the Company and the Holder, nor delay or failure on the part of the Holder to exercise or enforce any right or remedy provided for herein or otherwise available to the Holder, including without limitation, failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a past due installment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by the laws of the State of Georgia. The Company hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.


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                  Past  due  principal  and  (to  the  extent  legally
enforceable) interest hereunder shall, at the option of Holder, bear interest from the due date until paid at either the rate of interest provided herein, plus 100 basis points, or the maximum legal rate permitted under the laws of the State of Georgia for obligations of this type, whichever is less. Nothing contained in this Note shall be construed to permit the Holder to receive at any time interest, fees or other charges in excess of the amounts which the Holder is legally entitled to charge and receive under any law to which such interest, fees or charges are subject. In no event whatsoever shall the compensation payable to the Holder by the Company hereunder, howsoever characterized or computed, exceed the highest rate permissible under any law to which such compensation is subject. There is no intention that the Holder shall contract for, charge or receive compensation in excess of the highest lawful rate, and, in the event it should be determined that any excess has been charged or received, then, ipso facto, such rate shall be reduced to the highest lawful rate so that no amounts shall be charged which are in excess thereof.

                  No extension of time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note, shall operate to release, discharge, modify, change or affect the original liability of the Company under this Note, either in whole or in part unless Holder agrees otherwise in writing.

                  This Note may not be changed orally, but only in writing, signed by the party against who enforcement of any waiver, change, modification or discharge is sought.

                  Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

                  As used herein the terms "Company" and "Holder" shall be deemed to include their respective heirs, successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.


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                  IN WITNESS WHEREOF,  this Note is executed as of the
date first above written.

                                    THE COCA-COLA BOTTLING GROUP
                                    (SOUTHWEST), INC.

                                    /s/ Vicki R. Palmer
                                    ----------------------------
                                    Vicki R. Palmer       (SEAL)
                                    Vice President and Treasurer



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